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                                                                     Exhibit 5.1


                                                             FILE NO.:  48740.40
                                                           DIRECT DIAL: 788-8200


                                October 18, 1996



Board of Directors
Innkeepers USA Trust
306 Royal Poinciana Way
Palm Beach, FL  33480


             REGISTRATION STATEMENT ON FORM S-3 (NO. 333-12809)


Gentlemen:

         We are acting as counsel for Innkeepers USA Trust, a Maryland real estate trust, (the "Company") in connection with its Registration Statement on Form S-3 (Registration No. 333-12809), and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission, with respect to up to 9,890,000 shares of the Company's Common Shares, par value (the "Shares").

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary for the purpose of the opinion expressed below. Additionally, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll for certain matters of Maryland law.

         Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the sale of the Shares as described in the Registration Statement has been validly authorized and, upon issuance and sale of the Shares as described in the Registration Statement and of receipt by the Company of full payment therefor, the Shares will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to us in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by
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Board of Directors
October 18, 1996
Page 2



section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                Very truly yours,



                                [HUNTON & WILLIAMS]